UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 8, 2014
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-34133    03-0606749
(Commission File Number)    (I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported, The Nasdaq Stock Market (“Nasdaq”) suspended trading of GT Advanced Technologies’ (the “Company”) common stock on October 16, 2014 (the “Suspension Date”) based on the Company filing a voluntary petition for reorganization relief under Chapter 11 of Title 11 of the United States Code. The suspension was effected pursuant to Nasdaq’s discretionary authority under Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1. The Company’s common stock has not traded on a Nasdaq exchange since the Suspension Date, and is currently eligible for trading over the counter on the OTC Pink marketplace under the symbol “GTATQ”.
On December 8, 2014, the Company received notice from Nasdaq that Nasdaq will delist the common stock of the Company by filing a Form 25 with the Securities and Exchange Commission. On December 11, 2014, Nasdaq filed the Form 25. The delisting will become effective on December 21, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: December 12, 2014    /s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary